EXHIBIT 1

                                  GROUP MEMBERS

                          (1) RENN CAPITAL GROUP, INC.

          Investment Adviser to BFS US Special Opportunities Trust PLC Investment Manager to Renaissance US Growth Investment Trust PLC

                   (2) BFS US SPECIAL OPPORTUNITIES TRUST PLC

                               UK Closed End Fund

                 (3) RENAISSANCE US GROWTH INVESTMENT TRUST PLC

                               UK Closed End Fund

                              (4) RUSSELL CLEVELAND

        President and Chief Executive Officer of RENN Capital Group, Inc.